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                                                                    EXHIBIT 99.1
                                                                    ------------

                                                               December 15, 2000

                     INCREMENTAL TERM LOAN ACTIVATION NOTICE

To:  The Chase Manhattan Bank,
     as Administrative Agent under the Credit Agreement referred to below

         Reference is hereby made to the Credit Agreement dated as of November 28, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Metalync Company LLC (the "Parent Borrower"), MascoTech, Inc., the Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto (the "Lenders"), The Chase Manhattan Bank, as administrative agent for the Lenders, Collateral Agent, swingline lender and issuing bank and the other banks party thereto. Terms defined in the Credit Agreement and not defined herein are used herein as defined in the Credit Agreement.

         This notice is the Incremental Term Loan Activation Notice referred to in the Credit Agreement, and the Parent Borrower and each of the Lenders signatory hereto (the "Incremental Lenders") hereby notify you that:

         1. The Incremental Term Loan Amount of each Incremental Lender is set forth opposite such Incremental Lender's name on the signature pages hereto under the caption "Incremental Term Loan Amount". The total Incremental Term Loan Amount is $200,000,000.

         2. The Incremental Term Loan Effective Date is December 15, 2000.

         3. The Incremental Maturity Date is February 27, 2009.

         4. Each Incremental Lender may elect to decline all or any portion of any prepayment pursuant to Section 2.11(h) of the Credit Agreement.

         5. Prepayments made after March 31, 2001 will be subject to premium payments pursuant to Section 2.11(g).

         Each of the Incremental Lenders and the Parent Borrower hereby agree that (a) the amortization schedule relating to this Incremental Term Loan (the "Initial Incremental

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                                      -2-

Term Loan") is set forth in Annex A attached hereto and (b) the Applicable Rate for this Initial Incremental Term Loan shall be for any day (i) from and including December 15, 2000 through and including March 31, 2001, (A) 2.75% per annum, in the case of an ABR Loan, or (B) 3.75% per annum, in the case of a Eurocurrency Loan, (ii) from and including April 1, 2001 through and including December 31, 2001, (A) 3.00% per annum, in the case of an ABR Loan, or (B) 4.00% per annum, in the case of the Eurocurrency Loan, and (iii) thereafter (A) 3.25% per annum, in the case of an ABR Loan, or (B) 4.25% per annum, in the case of a Eurocurrency Loan, provided, that if and for so long as the Applicable Rate with respect to any Incremental Term Loan that is not an Initial Incremental Term Loan (a "Subsequent Incremental Term Loan") is greater than 0.25% per annum in excess of the then existing Applicable Rate for the Initial Incremental Term Loan, the Applicable Rate for the Initial Incremental Term Loan shall be increased automatically for such period so that the Applicable Rate for any Subsequent Incremental Term Loan is no greater than 0.25% per annum in excess of the Applicable Rate for the Initial Incremental Term Loan. In addition, the making of the Initial Incremental Term Loan shall be subject to, among other conditions agreed to between the Parent Borrower and the Incremental Lenders hereby, the condition that (a) Holdings has received a contribution in the form of common equity of not less than $126,000,000 and (b) Holdings contributes such entire amount to the Parent Borrower in the form of common equity.


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                                      -3-


                                           METALYNC COMPANY LLC,

                                           By: /s/  David B. Liner
                                              -------------------------------
                                              Name:  David B. Liner
                                              Title: Vice President

        Incremental Term Loan Amount       THE CHASE MANHATTAN BANK,
        $95,000,000

                                           By: /s/  Deborah Davey
                                              -------------------------------
                                              Name:  Deborah Davey
                                              Title: Managing Director

        Incremental Term Loan Amount       CREDIT SUISSE FIRST BOSTON,
        $95,000,000

                                           By: /s/  William B. Lutkins
                                              -------------------------------
                                              Name:  William B. Lutkins
                                              Title: Vice President

                                           By: /s/  Robert Hetu
                                              -------------------------------
                                              Name:  Robert Hetu
                                              Title: Vice President

        Incremental Term Loan Amount       NATIONAL CITY BANK,
        $10,000,000

                                           By: /s/  Jeffrey Tengel
                                              -------------------------------
                                              Name:  Jeffrey Tengel
                                              Title: Senior Managing Director


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                                      -4-

                                           CONSENTED TO:

                                           THE CHASE MANHATTAN BANK,
                                             as Administrative Agent

                                           By: /s/  Deborah Davey
                                              ----------------------------------
                                              Name:  Deborah Davey
                                              Title: Managing Director


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                                       -5-

                                                                         ANNEX A

                              Amortization Schedule

Date                                                     Amount
----                                                     ------
June 30, 2001                                       $    1,000,000.00
December 31, 2001                                   $    1,000,000.00
June 30, 2002                                       $    1,000,000.00
December 31, 2002                                   $    1,000,000.00
June 30, 2003                                       $    1,000,000.00
December 31, 2003                                   $    1,000,000.00
June 30, 2004                                       $    1,000,000.00
December 31, 2004                                   $    1,000,000.00
June 30, 2005                                       $    1,000,000.00
December 31, 2005                                   $    1,000,000.00
June 30, 2006                                       $    1,000,000.00
December 31, 2006                                   $    1,000,000.00
June 30, 2007                                       $    1,000,000.00
December 31, 2007                                   $    1,000,000.00
June 30, 2008                                       $    1,000,000.00
September 30, 2008                                  $   61,700,000.00
Incremental Maturity Date                           $  123,300,000.00